EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael Klein, certify that:

1.        I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 of iCAD, Inc.; and

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020	/s/ Michael Klein
Michael Klein
Chief Executive Officer
(Principal Executive Officer)